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                                                                                      EXHIBIT 11

                                   MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                                       COMPUTATION OF EARNINGS PER SHARE (1)
                                ($ and shares in thousands, except per share data)

                                    Twelve Months Ended  Twelve Months Ended  Twelve Months Ended
                                       December 31,         December 31,         December 31,
                                           1993                 1992                 1991
                                           ----                 ----                 ----
PRIMARY EARNINGS PER COMMON SHARE
 Net earnings                            $331,790              $133,429            $346,681
 Less: Preferred dividends, net            16,807                15,724              15,836
                                         --------              --------            --------
 Net earnings used to calculate
  primary earnings per share             $314,983              $117,705            $330,845
                                         ========              ========            ========
 Weighted average number of shares
  outstanding                             105,069               104,418             103,376
 Add: Weighted average number of
  shares which could have been issued
  upon exercise of outstanding options        281                   510                 456
                                         --------              --------            --------
 Weighted average number of shares used
  to compute primary earnings per share   105,350               104,928             103,832
                                         ========              ========            ========

Primary earnings per share                  $2.99                 $1.12               $3.19
                                         ========              ========            ========

FULLY DILUTED EARNINGS PER COMMON SHARE:
 Net earnings                            $331,790              $133,429            $346,681
 Less: Preferred dividends                     53                    54                  58
                                         --------              --------            --------
 Net earnings used to calculate fully
  diluted earnings per share, before
  adjustments                             331,737               133,375             346,623

 Less: Adjustments resulting principally
  from the assumed conversion of the
  Series One ESOP Convertible Preference
  Stock, net of tax benefit                   510                   452               1,397
                                         --------              --------            --------
 Net earnings used to calculate fully
  diluted earnings per share             $331,227              $132,923            $345,226
                                         ========              ========            ========
 Weighted average number of shares used
  to compute primary earnings per share   105,069               104,418             103,376
 Add: Weighted average shares of Series
  One Convertible Preference Stock
  assuming conversion                       6,830                 6,602               6,779

 Add: Weighted average number of shares
  which could have been issued upon
  exercise of outstanding options             293                   652                 501

 Add: Weighted average number of shares
  which could have been issued upon
  conversion of 4 7/8% debentures               6                     6                   8
                                         --------              --------            --------
 Weighted average number of shares used
  to compute fully diluted earnings per
  share                                   112,198               111,678             110,664
                                         ========              ========            ========

 Fully diluted earnings per share           $2.95                 $1.19               $3.12
                                         ========              ========            ========
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(1) The earnings per share calculation presented above differs from that disclosed on the income statement as the above calculation includes shares which could be issued upon conversion of outstanding stock options. As these shares represent less than 3% dilution, they have been excluded from the primary earnings per share presented on the income statement in accordance with APB No. 15.